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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 18, 1999, relating to the financial statements and financial statements schedule of GetThere.com, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

November 19, 1999